EXHIBIT 10.1

LEASE AGREEMENT

BETWEEN

McCLEARY MARITIME PROPERTIES, LLC

AND

FROZEN FOOD GIFT GROUP, INC.

McCleary Maritime Properties
301 Fourth Street, Annapolis, Maryland 21403
410-990-9515

LEASE

THIS LEASE is made as of the 23rd day of September, 2010, between McCleary Maritime Properties, LLC  having an address at 301 Fourth Street, Annapolis, Maryland 21403 (thereinafter called "Landlord"), and Frozen Food Gift Group, Inc. having an address at 8210 Whitebark Lane, Severn, MD 21144 (hereinafter called "Tenant").

SECTION 1
DEMISE OF PREMISES

Landlord, for and in consideration of the payment of the rent and performance of the covenants and agreements hereinafter mentioned, hereby leases to Tenant and Tenant hereby leases 301 Fourth Street, Suite B-6, Annapolis, Maryland 21403 from Landlord (hereinafter called the "Premises") for the term of one year beginning on the 1st day of October, 2010 and ending on the 30th day of September, 2011 (hereinafter called the "Original Term").

SECTION 2
ANNUAL RENT

During the Original Term the annual rent shall be $8100.00 payable in equal monthly installments, of $675.00 in advance, on the 1st day of each month during the Original Term.

Tenant covenants, without any previous demand therefor and without deduction, set-off, recoupment, or counter claim, to pay the Annual Rent to Landlord at its address above at the times, or at such other address as Landlord may provide to Tenant, and in the manner above provided.  It is understood and agreed by all parties that any rent payment made five (5) days or more after it is due shall be subject to imposition of a late charge of ten percent (10%) of the monthly rental.

SECTION 3
SECURITY DEPOSIT

Tenant shall, upon execution of this lease, deposit with Landlord the sum of six hundred seventy-five and no/dollars ($675.00).   Landlord hereby acknowledges receipt from Tenant payment of the security deposit and Tenant is hereby advised with respect to its rights under Maryland law with regards to the security deposit paid and acknowledged above.  The security deposit, or any portion thereof, may be withheld for unpaid rent, damage due to breach of lease or for damages to the leased premises by Tenant, his family, agents, employees, or social guests in excess of ordinary wear and tear.  Tenant has the right to be present when Landlord or his agent inspects the premises in order to determine if any damage was done to the premises, if Tenant notifies Landlord by certified mail of his intention to move, the date of moving, and his new address.  The notice to be furnished by Tenant to Landlord shall be mailed at least thirty (30) days prior to the date of moving.  Upon receipt of the notice, Landlord shall notify the Lessee by certified mail of the time and date when the premises are to be inspected.  The date of inspection shall occur within five (5) days before or five (5) days after the date of moving as designated by Tenant’s notice.  Tenant shall be advised of his rights under the subsection in writing at the time of his payment of the security deposit.

Landlord shall return, within forty-five (45) days after the end of the tenancy, the security deposit to Tenant, together with simple interest which has accrued in the amount of 3% per annum, less any damages rightfully withheld.  Said interest shall accrue at six (6) months intervals from the day Tenant gives Landlord the security deposit and interest is not compounded.

Landlord can withhold the security deposit or any portion of it for damages due to breach of lease, or damage to the leased premises by Tenant, his family, agents, employees or social guests in excess of ordinary wear and tear.

If any portion of the security deposit is withheld, Landlord must present by first-class mail directed to the last known address of Tenant within thirty (30) days after the termination of the tenancy, a written list of the damages claimed in the above paragraph, together with a statement of the cost actually incurred.

SECTION 4
TAXES

Tenant shall pay to Landlord, as additional rent, 5% of all the real estate taxes (including any paving or other special assessments) representing its proportionate share of the taxes levied against the Property, within thirty (30) days of receipt by Tenant of a statement from Landlord showing the amount of such taxes, with appropriate supporting data. Tenant’s percentage of taxes shall be obtained by multiplying the taxes by a fraction, the numerator of which shall be the number of square feet of the leased Premises, and the denominator of which shall be the total number of square fee of leaseable floor area in the Complex (excluding Marina Facilities). Proration of said payments by Tenant shall be made when necessary for the last year of the Term.

SECTION 5
ZONING

Neither the entire premises nor any part thereof shall be sublet nor shall this lease be assigned or advertised without the express written consent of Landlord first having been obtained.

SECTION 6
UTILITIES

Tenant covenants and agrees to pay, promptly when due, all utility charges for electric, water, sewer service, refuse removal and any other utilities used in or on the Premises during the Term, together with all taxes, levies or other charges on such utilities.  Tenant charges for water, sewer service and refuse removal furnished to the Leased Premises shall be a pro rata share of the respective bill for the building.  In the event Tenant fails to make such payment, then the amount thereof, may, in the discretion of the Landlord, be added to or deemed part of the rent due and the Landlord shall have the right to seek the same remedies for the collection of such charges as it has for rent.  Landlord shall under no circumstances be liable to Tenant in damages or otherwise, for any interruptions in the service of water, gas, heating, air conditioning, or other utilities or services caused by an unavoidable delay, by the making of any necessary repairs or improvements, or by any cause beyond Landlord’s reasonable control.

SECTION 7
USE; COMPLIANCE WITH LAWS AND INSURANCE

Tenant agrees to use the Premises in a clean, safe, orderly, and sanitary manner. Tenant will keep all sidewalks, driveways, and parking areas included in the Premises free of ice, snow, and debris. Tenant covenants that it will not do nor permit to be done, nor keep nor permit to be kept upon the Premises, anything which will (a) violate any environmental or land use law, ordinance, or regulation, (b) contravene the policy or policies of insurance against loss by fire or other causes, or (c) increase the rate of fire or other insurance on the Building beyond the current rate. Should any act of Tenant so increase that rate, then, in addition to the rent hereinabove provided for, Tenant shall be liable for such additional premium, which shall be payable when billed, as additional rent, collectible in the same manner as the Annual Rent. Tenant covenants that under no circumstances will it keep or permit to be kept, do or permit to be done, in or about the Premises, anything of a character so hazardous as to render it difficult, impracticable, or impossible to secure such insurance in companies acceptable to Landlord. Tenant further covenants, immediately upon notice, to remove from the Premises and/ or to desist from any practice deemed by the insurance companies or the Association of Fire Underwriters as so affecting the insurance risk.  Tenant shall provide content insurance for the leased property and shall obtain general liability insurance (providing among other coverage, contractual liability coverage and fire legal liability coverage) with companies and in a form acceptable to Landlord with a minimum coverage of One Million Dollars ($1,000,000.00) per occurrence of combined single limit general liability coverage, including Landlord as additional named insured, and shall provide proof of insurance to Landlord.

SECTION 8
MAINTENANCE

Tenant agrees to keep the Premises and appurtenances thereto (including minor repairs to the plumbing, heating, electrical, sprinkler, and air conditioning systems thereon) in good order and condition and will make all necessary repairs, including repairs to any damage caused by any waste, misuse, or neglect of the Premises, its apparatus or appurtenances by Tenant, its agents, servants, or employees, at Tenant's own expense; provided, however, that Landlord will make all necessary repairs (except painting and glass) to the exterior walls, roof, gutters, and down spouts of the Premises, and in addition any major repairs required of the air conditioner, plumbing, electrical system, termite and decay damage, after being notified in writing of the need for such repairs. For the purposes of this Lease, any repairs costing less than One Hundred Fifty Dollars ($150.00) per repair shall be considered a minor repair and therefore the responsibility of the Tenant.  Tenant will, at the expiration of the Term or at the sooner termination thereof by forfeiture or otherwise, deliver up the Premises in the same good order and condition as it was at the beginning of the tenancy, reasonable wear and tear excepted. Tenant shall not, however, be liable to repair any damage caused by insured casualty, except to the extent that the cost of such repair exceeds the insurance proceeds with respect thereto and the damage is occasioned by the fault or neglect of Tenant or its contractors or subcontractors or its or their agents, servants, or employees. Tenant shall be charged with the protection of its own property, and in no event shall Landlord be liable for any damage to such property by reason of fire, other casualty, the elements, leakage of water, steam, or the acts or neglect of any other tenant in the Building. Landlord shall not be liable to Tenant, its agents, employees, contractors, customers or businesses for damages resulting from water, rain, snow or dampness which may issue from any part of the building other than that caused by the failure of Landlord to make any repairs which it is required to make hereunder following receipt of written notice of such necessary repairs and after having reasonable opportunity in which to make same.

SECTION 9
ALTERATIONS

Tenant further covenants that it will not make any alterations, additions, or changes of any kind to the Premises, without first securing the written consent of Landlord, after submission of the plans therefor to Landlord. Any alterations, additions, or changes as Landlord shall permit in writing shall be made at Tenant's expense. Any such alterations, additions, or changes will, at the expiration of the Term, or the sooner termination thereof, become the property of Landlord; or, at Landlord's option, the Premises shall be restored to its former condition at the expense of Tenant, provided, however, that Tenant shall have the right, so long as Tenant is not in default, to remove any trade fixtures or other fixtures installed by Tenant; provided further that Tenant shall be responsible for repair of any damages to the freehold occasioned by the removal thereof.

Tenant will, in making any alterations, additions, changes, or repairs, as well as in its use of the Premises, fully comply with all federal and State laws, City ordinances, and regulations of all public authorities, as well as the requirements of the Association of Fire Underwriters, or similar governing insurance body, all at Tenant's expense. Tenant covenants, at its own expense, promptly to comply with and do all things required by any notice served upon it or upon Landlord in relation to the Premises or any part thereof, from any public authority, if the same shall be caused by Tenant's use of the Premises, or any alteration, addition, or change thereof. Tenant covenants that no liens shall attach to the Premises by virtue of any alterations, additions, or changes made by Tenant, and that if any such lien is filed, Tenant will cause the same to be removed within thirty (30) days.

SECTION 10
SIGNS, ETC.

Landlord shall at Tenant’s sole cost and expense, install a sign containing Tenant’s business name, upon the main directory or such other location designated by the Landlord. Other than as set forth above, Tenant covenants that it will not place or permit any signs, lights, awnings, or poles in or about the Premises without the written permission of Landlord and, in the event such consent is given, Tenant agrees to pay any minor privilege or other tax therefor. Tenant further covenants that it will not paint or make any change in or on the outside of the Premises without the permission of Landlord in writing.  Tenant further agrees to maintain its entrance door sign and other signs as may be approved by Landlord in good condition and repair at all times.

Tenant agrees that it will do nothing on the outside of the Premises to change the architecture, paint, or appearance of the Premises or the Building without the written consent of Landlord.

SECTION 11
SUBLETTING OR ASSIGNMENT

Tenant covenants that it will not sublet or assign the Premises, or any part thereof, by operation of law or otherwise, or permit the same to be used by any person or entity other than Tenant or employees of Tenant without the prior written consent of Landlord, which consent may be withheld in the sole and absolute subjective discretion of Landlord. Any lawful levy or sale on execution or other legal process, and also any assignment or sale in bankruptcy, or insolvency, or under any compulsory procedure, or the appointment of a receiver by a state or federal court, shall be deemed an assignment within the meaning of this Lease. In the event that Landlord does consent to any such subletting, assignment, or use, Tenant hereunder shall remain liable for the performance of all the covenants and conditions of this Lease. Consent by Landlord to any subletting, assignment, or use shall apply to only the specific request and shall be required for any further subletting, assignment, or use. A change in the partners or shareholders of Tenant shall be deemed an assignment for purposes of this Section.

SECTION 12
INDEMNITY AND LIABILITY INSURANCE

Tenant shall save and hold harmless and indemnify Landlord and its contractors and subcontractors and its or their present and future controlling persons, directors, officers, employees, and agents from and against any and all claims for damages whatsoever, and the costs of defending against the same, of any kind or nature, including personal injuries, arising in any manner or under any circumstances through the exercise by Tenant of any right granted or conferred hereby, whether such damage, including personal injury, be sustained by Tenant or its contractors or subcontractors or its or their agents, employees, or invitees. Tenant further agrees to maintain commercial general liability insurance with an insurance company acceptable to Landlord to protect Landlord with combined single limits of One Million Dollars ($1,000,000.00) per occurrence and in the aggregate. Such policy shall cover the entire Premises including sidewalks, streets, and parking areas part of or adjoining the Property; shall be issued in form satisfactory to Landlord; shall provide for at least thirty (30) days' notice to Landlord before cancellation; and shall be delivered to Landlord.

SECTION 13
QUIET ENJOYMENT; SUBORDINATION TO MORTGAGES

Provided Tenant is not in default hereunder, Landlord agrees to permit Tenant quiet enjoyment of the Premises during the Term of this Lease; provided, however, that Tenant agrees that this Lease is and shall be subordinate to any existing or future encumbrances on the Premises. Tenant agrees to execute any appropriate instrument effecting such subordination.

SECTION 14
INSPECTION OF PREMISES

Tenant agrees that Landlord, or its Agents, shall have the right to inspect the Premises at all reasonable times during business hours, and to place upon the Premises or Building, where Landlord shall choose, for and during the period of six (6) months prior to the termination of this Lease, "for sale" or "for rent" notices or signs.

SECTION 15
FIRE DAMAGE

In, the event the Premises is damaged by fire, storm, the elements, act of God, unavoidable accident and/or the public enemy, but not to such an extent as to render the same untenantable, then Landlord shall restore the Premises as speedily as possible, and there shall be no abatement of Annual Rent. If the Premises is injured or damaged by any of the aforesaid causes only to such an extent as to render it partially untenantable, Landlord shall restore such portion of the Premises so injured or damaged as speedily as possible, Annual Rent to abate proportionately on such part of the Premises as may have been rendered wholly untenantable until such time as such part shall be fit for occupancy, and after which time the full amount of Annual Rent reserved in this Lease shall be payable as hereinbefore set out. If the Premises is injured or damaged by any of the aforesaid causes to such an extent as to render the same wholly untenantable, then this Lease shall thereupon become null and void, and any liability of Tenant shall terminate upon payment of all Annual Rent and additional rent due and payable to the date of such happening.

SECTION 16
CONDEMNATION

If the whole or any part of the Premises shall be taken under the power of eminent domain, or shall be sold by Landlord under threat of condemnation proceedings, then this Lease shall terminate as to the part so taken or sold on the day when Tenant is required to yield possession thereof, and Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken or sold to useful condition, and the Annual Rent hereinbefore specified shall be reduced proportionately as to the portion of the Premises so taken or sold. If the amount of the Premises so taken or sold is such as to impair substantially the usefulness of the Premises for the purposes for which the same is hereby leased, as determined by Landlord, then Tenant shall have the option to terminate this Lease as of the date when Tenant is required to yield possession. In any and all events, all compensation awarded or paid for any such taking or sale of the fee and the leasehold, or any part thereof, shall belong to and be the property of Landlord, except for such sum as shall be awarded to Tenant for relocation of its business or on account of the taking of fixtures installed by Tenant, which shall become the property of Tenant provided such sum is by separate award and does not reduce the amount to which Landlord is entitled hereunder. Landlord shall notify Tenant within ten (10) days of receipt of notice of condemnation.

SECTION 17
DEFAULT OF TENANT; REMEDIES OF LANDLORD

Upon the occurrence of any of the following:

(a) the appointment of a receiver or trustee for Tenant in any court, which appointment is not vacated in thirty (30) days, or

(b) the adjudication of Tenant as bankrupt or insolvent, or

(c) the assignment by Tenant for the benefit of creditors, or

(d) the failure of Tenant to pay the Annual Rent or Additional Rent reserved hereunder within ten (10) days after notice thereof in writing, or

(e) the violation of any of the other terms, covenants, or conditions of this Lease by Tenant, which violation shall remain uncured for a period of fifteen (15) days after notice thereof in writing, Landlord may, at its option, in any such event, cancel and annul this Lease, or landlord may relet the Premises as the agent for Tenant for any unexpired balance of the Term and collect the Annual Rent and additional rent therefor, and in either event Landlord shall be entitled to the benefit, without further notice (all statutory notice requirements being hereby expressly waived), of all the provisions of law for the speedy recovery of lands and tenements as against a tenant holding over now in force or which may hereafter be enacted. Landlord may distrain, by any legal means, for any overdue installment of Annual Rent or Additional Rent hereinabove provided for, and may enter the Premises for such purpose by force if necessary without liability (which liability is hereby expressly waived). In the event of reletting by Landlord, as the agent of Tenant, the reletting shall be on such terms, covenants, conditions, and rent as Landlord may deem proper, and the proceeds that may be collected from the same, less the expense of reletting (including broker's commissions and attorney's fees) shall be applied against the rent to be paid by Tenant, and Tenant shall be liable for any balance that may be due under this Lease. No such reletting shall operate as a termination of this lease or as a waiver or postponement of any right of Landlord against Tenant without a specific declaration to such effect by Landlord.

SECTION 18
TENANT HOLDING OVER

If Tenant shall not immediately surrender possession of the Premises at the termination of this Lease, Tenant shall become a tenant from month to month upon all of the terms, covenants, and conditions hereof, provided Annual Rent shall be paid to and accepted by Landlord, in advance, at double the rate of Annual Rent payable hereunder just prior to the termination of this Lease; but unless and until Landlord shall accept such Annual Rent from Tenant, Landlord shall continue to be entitled to retake possession of the Premises without any prior notice whatsoever to Tenant.

SECTION 19
WAIVER

Any waiver of any covenant or condition of this Lease shall extend to the particular case only, and only in the manner specified, and shall not be construed as applying to or in any way waiving any further or other rights hereunder. The exercise of any of the options aforesaid shall not be construed as a waiver of Landlord's right to recover actual damages for any breach in an action at law, or to restrain any breach or threatened breach in equity or otherwise. Acceptance of rent with knowledge of default shall not be a waiver of that default, and acceptance of partial payment shall not be deemed acceptance of the full amount owed nor prejudice Landlord's right to recover the balance owed or to pursue any remedy available to it.

SECTION 20
NOTICES

Any Notice required or permitted by this Lease to be given by either party to the other may be either personally delivered or sent by telecopier or certified mail, properly addressed and prepaid, to the addresses of the parties herein given, unless another address shall have been substituted for such address by Notice in writing. Notices shall be deemed given the first business day following the date of so depositing or the date of personal delivery or the date of telecopying, provided that any Notice sent by telecopier shall be promptly sent by first class mail as well.

SECTION 21
EVICTION

Tenant agrees to pay all attorney’s fees for eviction as well as any and all collection expenses Landlord incurs in enforcing any of the obligations of Tenant under this Lease, or in any litigation or negotiation in which Landlord shall, without its fault, become involved through or on account of this Lease.

SECTION 22
MISCELLANEOUS

The use of the singular herein shall include the plural and vice versa, and the use of any gender shall include all genders. The covenants herein shall be binding upon, and the rights hereunder shall inure to the benefit of the parties hereto, their personal representatives, successors and assigns, except that Tenant's rights hereunder shall inure only to such assigns as are consented to by Landlord pursuant to Section 11 hereof. If Tenant consists of more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant hereunder. This Lease constitutes the entire agreement between the parties in respect of the leasing of the Premises, and there are no oral agreements between the parties in connection herewith. This Lease shall be governed and controlled by the law of the State of Maryland. Time is of the essence.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the date first above written.

TENANT
Frozen Food Gift Group, Inc.

By:	/s/ JONATHAN IRWIN
Jonathan Irwin, CEO

LANDLORD
McCleary Maritime Properties LLC

By:	/s/ OLIVIA MCCLEARY
Olivia McCleary, Landlord